Exhibit 99.1

Cullen Agricultural Holding Corp. and Long Island Brand Beverages LLC Agree to Merge

Waynesboro, GA and Hicksville, NY (January 5, 2015) — Cullen Agricultural Holding Corp. (OTC BB: CAGZ) (“Cullen”) and Long Island Brand Beverages LLC (“LIBB”), a growth-oriented company focused on the ready-to-drink (RTD) tea segment in the beverage industry, today jointly announced that they have entered into a definitive agreement to merge their respective companies.

"We are excited to announce the merger with LIBB, which we believe has a differentiated brand in a fast growing segment of the beverage market," said Paul Vassilakos, CEO of Cullen. “The segment is growing quickly as teas edge out other bottled beverages that consumers consider unhealthy. We believe favorable market dynamics and consumer trends combined with Long Island Iced Tea’s premium ingredients, bold taste and strong brand awareness will enable it to maintain strong growth in the Northeast and expand to other markets in the future.”

The ready-to-drink tea category has grown at a strong 6.1 percent annually from 2009 to 2014, and is forecast to grow more than 10 percent annually during the next five years, according to IBISWorld’s January 2014 market research report titled RTD Tea Production in the US. Sales in the RTD tea segment are expected to have reached $5.3 billion in 2014. The research also found that while the sector is competitive with the top four ready-to-drink tea producers accounting for approximately 45% of the market, it has become increasingly fragmented in recent years reducing the barrier to entry for new entrants.

Philip Thomas, CEO of LIBB, commented, “Consumers are looking for healthier beverages and iced tea is increasingly filling that need, but there is significant room within the iced tea category for better products. Our passion is offering consumers a healthier iced tea alternative using premium ingredients at an affordable price. We believe combining our business with Cullen will allow us to continue to build our brand awareness and offer broader distribution to make access to our teas easier for even more consumers.”

Long Island Iced Tea is a ready-to-drink tea available throughout a multitude of distribution points in the Northeast, covering supermarkets, grocery and convenience stores as well as wholesalers. The company’s products can be found at select supermarkets such as A&P, Waldbaums, Pathmark, ShopRite, Stop & Shop, King Kullen, Western Beef, Keyfood, and many other retail locations. LIBB is differentiated in the market by providing a healthier, cleaner, bolder tasting iced tea as a result of premium ingredients that include natural cane sugar (sucralose for diet flavors), and hot-filled using black and green tea leaves. Long Island Iced Tea is also gluten-free, non-GMO and has no artificial colorings or flavorings.

Transaction Details

Under the merger agreement, upon the closing, the former members of LIBB will receive an aggregate of 39,500,000 shares of common stock of the combined company, subject to adjustment, representing approximately 63% of the outstanding stock of the combined company with the Cullen shareholders owning the remaining 37%. Certain of the LIBB members, including Philip Thomas, LIBB’s Chief Executive Officer, will execute lock-up agreements restricting their sale of the stock to be received by them in the transaction for a period of twelve months.

Upon consummation of the transaction, Mr. Thomas will become Chief Executive Officer of the combined company. The newly combined company will be named “Long Island Iced Tea Corp.” to reflect the combined companies business’ going forward.

The parties will seek to consummate the transactions in the first quarter of 2015, subject to the satisfaction of customary closing conditions. There can be no assurance that a closing will occur.

Complete details and terms of the transaction will be contained in a Current Report on Form 8-K to be filed promptly by Cullen with the Securities and Exchange Commission and which can be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

Graubard Miller represented Cullen in the transaction. Ellenoff Grossman & Schole LLP represented LIBB in the transaction.

About Cullen Agricultural Holding Corp

Cullen is currently seeking to acquire one or more operating businesses. Cullen is not limited to any specific business, industry, or geographical location, and may participate in business ventures of virtually any kind or nature.

Cullen and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Cullen stockholders to be held to approve the merger. Stockholders are advised to read, when available, Cullen’s preliminary proxy statement/registration statement and definitive proxy statement/registration statement in connection with the solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement/registration statement will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the proxy statement/registration statement, without charge, by directing a request to: Cullen Agricultural Holding Corp., 180 Madison Avenue, Suite 1702, New York, NY 10016. The preliminary proxy statement/registration statement and definitive proxy statement/registration statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

About Long Island Brand Beverages

Headquartered in Long Island, New York, LIBB operates in the ready-to-drink tea segment of the beverage industry. LIBB has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. LIBB is currently organized around its flagship brand Long Island Iced Tea, a premium, ready-to-drink iced tea sold primarily on the East Coast of the United States through a network of distributors. LIBB’s website is www.longislandicedtea.com.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Cullen’s and LIBB’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements.

Forward-looking statements are inherently uncertain and subject to a variety of events, factors and conditions, many of which are beyond the control of Cullen and LIBB and not all of which are known to Cullen or LIBB, including, without limitation those risk factors described from time to time in Cullen’s reports filed with the SEC. Among the factors that could cause actual results to differ materially are: inability to achieve projected results; inability to protect intellectual property; inability to effectively manage growth; failure to effectively integrate the operations of acquired businesses; competition; loss of key personnel; increases in costs of operations; continued compliance with government regulations; general economic conditions; and the possibility that the transaction does not close due to the failure to achieve the necessary closing conditions. Most of these factors are outside the control of Cullen and LIBB and are difficult to predict. The information set forth herein should be read in light of such risks. [Further, investors should keep in mind that the financial results included herein are unaudited, contain certain non-GAAP measures and may not conform to SEC Regulation S-X. As a result, such information may be presented differently in Cullen’s periodic filings with the Securities Exchange Commission and may fluctuate materially depending on many factors. Accordingly, the financial results in any particular period may not be indicative of future results.] Neither Cullen nor LIBB assumes any obligation to update the information contained in this press release except as required by law.

Contacts:

For Media

Nevin Reilly

Sloane & Company

212-446-1893

nreilly@sloanepr.com

For Investors

Paul Vassilakos

Cullen Agricultural Holding Corp.

706-526-4015

pvassilakos@cullenagritech.com

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